UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported): October 23, 2024

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 000-29480

Washington			91-1857900
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

201 Fifth Avenue SW,	Olympia	WA	98501
(Address of principal executive offices)			(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HFWA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Heritage Financial Corporation, Olympia, Washington (“Heritage”), the parent company of Heritage Bank, issued a press release on October 23, 2024, announcing that Nicholas Bley will become the Executive Vice President and Chief Operating Officer of Heritage Bank and Executive Vice President of Heritage.
Mr. Bley, age 51, will assume such roles effective October 28, 2024.
There is no family relationship between Mr. Bley and any director, executive officer, or person nominated or chosen by Heritage to become a director or executive officer of Heritage. Mr. Bley also has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Bley also currently serves as a member of the board of trustees for the Seattle Metropolitan Chamber of Commerce. Mr. Bley previously held various titles with JPMorgan Chase & Co., with his most recent role being the Managing Director and Commercial Real Estate Senior Regional Sales Manager. While with JPMorgan Chase & Co., Mr. Bley also held a variety of leadership positions with broad experience including sales management, digital sales and operations, loan operations, and information systems and analytics.

Employment Agreement for Mr. Bley
On July 23, 2024, Heritage entered into an employment agreement with Mr. Bley. A copy of the employment agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The following summary of the employment agreement is qualified in its entirety by the full text of the employment agreement
The initial term of Mr. Bley’s employment period will begin on his employment start date, October 28, 2024, and extend through June 30, 2027. The term of the employment agreement automatically extends for an additional year on July 1, 2026, and each July 1 thereafter, unless either party provides at least 90 days’ prior notice that the employment period will not be extended.
The employment agreement provides for an annual base salary of $400,008. The base salary will be reviewed annually and may be increased at the discretion of the Heritage board of directors. The employment agreement provides that Mr. Bley is eligible to receive a one-time signing bonus in the amount of $300,000 on January 15, 2025. The employment agreement also provides that Mr. Bley is eligible to receive performance-based annual cash incentive bonuses for the 2025 fiscal year and each subsequent fiscal year, in accordance with Heritage’s annual cash incentive plan, with a target opportunity of 40% of annual base salary. Mr. Bley will be eligible to participate in Heritage’s equity incentive plan and, within 90 days of his hire date, he will receive a one-time award of restricted stock units under the plan, with a grant date fair market value equal to approximately $350,000. In addition, Mr. Bley is eligible to participate in all other incentive or employee benefit plans of Heritage that Heritage’s other senior executive officers are eligible to participate in and on as favorable a basis as other similarly situated and performing senior executives.
Mr. Bley’s employment agreement provides for severance benefits in the event his employment is terminated by Heritage other than for cause and other than as a result of his death or disability or if the employment is terminated by Mr. Bley for good reason (each, a “Qualifying Termination”). For a Qualifying Termination during the term of the employment agreement that is not in connection with a change in control, Mr. Bley would be entitled to receive an amount equal to 100% of his base salary plus his three-year average annual bonus (“Base Compensation”), paid in equal installments over 24 months post-termination. For a Qualifying Termination in connection with a change in control, Mr. Bley would be entitled to receive a lump sum equal to 200% of his Base Compensation. In the event of a Qualifying Termination, Mr. Bley and his eligible dependents would also be entitled to continued coverage under the medical and dental plans of Heritage at active employee rates for 18 months. The employment agreement also provides for accelerated vesting of the time-based portion of outstanding equity awards, the performance-based portion of outstanding equity awards at actual performance and any unvested Heritage contributions to the Heritage non-qualified deferred compensation plan in the event of a Qualifying Termination.
All severance benefits under the employment agreement for Mr. Bley are contingent upon Mr. Bley’s execution and non-revocation of a general release and waiver of claims against Heritage. Mr. Bley’s employment agreement is subject to certain banking regulatory provisions and includes a clawback provision should any severance payment require recapture under any applicable statute, law, regulation or regulatory interpretation or guidance. Further, the employment agreement provides for an automatic reduction of severance payments if the reduction would result in a better net-after-tax result for Mr. Bley, after taking into account the impact of the golden parachute payment restrictions of Sections 280G and 4999 of the Internal Revenue Code.

The employment agreement for Mr. Bley also contains restrictive covenants prohibiting the unauthorized disclosure of confidential information of Heritage by Mr. Bley during and after his employment with Heritage and prohibiting him from competing with Heritage within a 25-mile radius of any Heritage office location and from soliciting its employees or customers during employment and after termination of employment for any reason. The non-competition and non-solicitation provisions apply for a period of 18 months following any termination (the non-competition and non-solicitation provisions apply for a period of 12 months following any termination in connection with a change in control).

Item 7.01 Regulation FD Disclosure
On October 23, 2024, Heritage issued a press release announcing that Mr. Bley will become the Executive Vice President and Chief Operating Officer of Heritage Bank and Executive Vice President of Heritage.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to this Item and the related exhibit is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Heritage for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Employment Agreement between Heritage Financial Corporation and Nicholas Bley, dated July 23, 2024

Exhibit 99.1	Press Release of Heritage Financial Corporation dated October 23, 2024

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
October 23, 2024	/S/ Jeffrey J. Deuel
Jeffrey J. Deuel
Chief Executive Officer